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       CONSENT OF STIFEL, NICOLAUS & COMPANY, INCORPORATED



          We hereby consent to the inclusion of our opinion dated July 12, 1994 as Annex B to the Proxy Statement/Prospectus that is a part of the Registration Statement on Form S-4 of Mercantile Bancorporation Inc. to be filed with the Securities and Exchange Commission, and to the reference to this firm set forth in said Proxy Statement/Prospectus.




                           Stifel, Nicolaus & Company, Incorporated


St. Louis, Missouri
September 12, 1994

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